EXHIBIT 16.2

LETTER FROM PRITCHETT, SILER & HARDY, P.C.



                                                               December 20, 2001


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Ladies and Gentlemen:

We have read the statements of Global Energy Group, Inc. (formerly 1stopsale.com Holdings, Inc.) pertaining to our firm included under Item 4 of Form 8-K/A which amends the Form 8-K originally filed on or about October 22, 2001 and agree with such statements as they pertain to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.


Sincerely,

/s/  Pritchett, Siler & Hardy, P.C.

PRITCHETT, SILER & HARDY, P.C.